Exhibit 99.1

F O R I M M E D I A T E R E L E A S E June 19, 2008

For Further Information, Contact:

	Chris A. Karkenny or Chief Financial Officer 949.639.4990	Michael E. Polgardy Treasurer 949.639.4357

26220 Enterprise Court Lake Forest, California 92630 Tel 949.639.2000
APRIA HEALTHCARE GROUP INC. AGREES TO BE ACQUIRED
BY AFFILIATE OF THE BLACKSTONE GROUP
Apria Shareholders to Receive $21.00 Per Share in
All-Cash Transaction Valued at $1.6 Billion
LAKE FOREST, CA...June 19, 2008...Apria Healthcare Group Inc. (NYSE:AHG), a leading home healthcare services company, today announced it has entered into a definitive merger agreement with an affiliate of The Blackstone Group (NYSE:BX) in a transaction valued at approximately $1.6 billion.
     Under the terms of the merger agreement, Apria shareholders will receive $21.00 in cash for each outstanding share of common stock they hold. The $21.00 per share in cash purchase price represents a premium of approximately 33% over the closing share price on Wednesday, June 18, 2008, the last trading day prior to today’s announcement, and a premium of approximately 29% over Apria’s $16.22 average closing share price for the 30 trading days ended June 18, 2008.
     The independent members of Apria’s Board of Directors have unanimously approved the merger agreement and will recommend that Apria shareholders adopt the agreement.

     The transaction will be financed through a combination of equity contributed by Blackstone and debt financing committed by affiliates of Bank of America, Wachovia and Barclays Capital. Upon completion of the merger, Apria will become a private company, wholly-owned by Blackstone and its affiliates. The transaction is expected to close in the second half of 2008, subject to customary closing conditions. The corporate headquarters of Apria Healthcare will remain in Lake Forest, California; its infusion division headquarters will remain in Denver, Colorado.
     “After careful analysis, the Board has endorsed this transaction as being in the best interest of our shareholders,” said Lawrence M. Higby, Chief Executive Officer and a Director of Apria Healthcare. “We are excited about teaming up with Blackstone to continue pursuing our goals of growth while continually improving operating efficiencies and enhancing our service for all of the patients and customers we serve. We are delighted that a company with the resources and reputation of Blackstone recognizes the value inherent in the service-first approach that our associates across the country deliver every day. Blackstone brings an experienced group of long-term healthcare investors who are committed to reinforcing our company’s mission of being our patients’ and customers’ first choice for homecare services in the United States.”
     The completion of the merger is subject to terms and conditions customary for transactions of this type, including approval by Apria’s shareholders, termination or expiration of the Hart-Scott-Rodino regulatory waiting period and other customary closing conditions. Apria will solicit shareholder approval at a special meeting which is expected to occur as early as September 2008.
     Under the merger agreement, Apria and its advisors are permitted and intend to solicit alternative acquisition proposals from third parties until July 24, 2008. After that date, Apria is not permitted to solicit alternate acquisition proposals and may only respond to certain unsolicited proposals prior to obtaining Apria shareholder approval. Apria advises that there can be no assurance that the solicitation of superior proposals will result in an alternative transaction. Apria does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision regarding any alternative proposal. If Apria’s Board accepts a superior proposal, the merger agreement would be terminated and Apria would be obligated to pay a break-up fee.
     Goldman, Sachs & Co. acted as financial advisor to Apria’s Board of Directors, and Gibson, Dunn & Crutcher LLP acted as legal advisor to Apria. Munger Tolles & Olson LLP acted as legal advisor to the independent members of Apria’s Board of Directors. Banc of America Securities LLC, Wachovia Capital Markets, LLC and Barclays Capital acted as financial advisors and Simpson Thacher & Bartlett LLP acted as legal advisors to Blackstone.
Credit Facility
     Apria also entered into a $280 million credit facility with affiliates of Banc of America, Wachovia and Barclays Capital. Proceeds of the new credit facility will be used to fund potential repurchases of Apria’s 3.375% Convertible Senior Notes due 2033 and to pay certain tax liabilities related thereto.
About Apria Healthcare Group Inc.
     Apria is a national provider of a broad range of home healthcare services and products including home infusion therapy, home respiratory therapy and home medical equipment. Through approximately 550 respiratory and infusion therapy locations serving patients in all 50 states, Apria and its operating divisions serve over two million patients per year. In addition to serving patients who are covered by government insurers, Apria has over 2,000 preferred provider contracts with managed care organizations nationwide. With over $1.6 billion in annual net revenues ($2.1 billion if Coram, which Apria acquired in December 2007, were included for the full year), it is the nation’s leading home healthcare company. For more information, visit www.apria.com or www.coramhc.com.
About The Blackstone Group
     Blackstone is one of the world’s leading investment and advisory firms. They seek to create positive economic impact and long-term value for their investors, the companies they invest in, the companies they advise and the broader global economy. They do this through the commitment of extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement service. Further information is available at www.blackstone.com.
Additional Information
     Apria will promptly file with the Securities Exchange Commission (SEC) a Current Report on Form 8-K, which will include the merger agreement and related documents. The proxy statement that Apria plans to file with the SEC and mail to its shareholders will contain information about Apria, Blackstone, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from Apria by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Apria, without charge, from the SEC’s website (www.sec.gov) or, without charge, from Apria. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Apria.
     Apria and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Apria’s shareholders with respect to the proposed merger. Information regarding any interests that Apria’s executive officers and directors may have in the transaction will be set forth in the proxy statement.
Forward-Looking Statements
     This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of Apria by Blackstone and the risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, Apria and its industry. Certain factors that could cause actual events not to occur as expressed in these forward-looking statements include, but are not limited to, the failure to obtain (i) the necessary approval by Apria’s stockholders and (ii) antitrust clearance in a timely manner or at all, as well as the satisfaction of various other closing conditions contained in the merger agreement. Other potential risks and uncertainties are discussed in Apria’s reports and other documents filed with the SEC from time to time. Apria assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of Apria’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by Apria that the statements will prove to be correct.
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